Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Michael Shea, CFO	Lauren Felice
	David Reingold, Senior Vice President, Marketing, IR	RF Binder Partners
	Computer Horizons Corp.	(212) 994-7541
	(973) 299-4000	lauren.felice@rfbinder.com
mshea@computerhorizons.com
dreingol@computerhorizons.com

COMPUTER HORIZONS EXPANDS BOARD OF DIRECTORS

— Edelstein to Join Board as Independent Director and Member of Audit Committee —

Mountain Lakes, NJ, December 2, 2003 — Computer Horizons Corp. (Nasdaq: CHRZ), a strategic professional services and human capital management company, today announced the appointment of Eric P. Edelstein to the Company’s Board of Directors.  Mr. Edelstein (54) has also been appointed to the Board’s audit committee.  The Board is now comprised of seven directors, six outside and one management director.

Mr. Edelstein’s professional experience includes a thirty-year career at Arthur Andersen, LLP.  Most recently, he was managing partner of the firm’s Northeast and National Business Consulting practices, where in addition to consulting and management duties, he also played a major role in the development of the firm’s technology and software partnerships.  Prior to that, he led the formation, development and growth of Arthur Andersen’s Management and Technology Business Consulting practice, for clients in the insurance and healthcare industries.  Mr. Edelstein’s assignments consisted of process improvements, cost reductions and managing/integrating M&A activity at his client companies.  In addition, Mr. Edelstein was a member of several Arthur Andersen Global Leadership Teams throughout his tenure with the firm.  He holds an MBA from Rutgers University, and is a certified public accountant.

“We have taken several measures this year to strengthen our corporate governance practices.  With the addition of Eric, the CHC board is now comprised of six outside directors and only one management director. We know that Eric will bring valuable insight, strategic counsel and financial expertise to Computer Horizons and our Board and we look forward to working with him,” said Earl L. Mason, non-executive Chairman of Computer Horizons Corp.

About Computer Horizons Corp.

Computer Horizons Corp. (Nasdaq: CHRZ) is a strategic solutions, and human capital management company with more than thirty years of experience, specifically in information technology.  The Company provides its services to a multi-national audience through its “bestshore” delivery centers located globally, and enabling its Fortune 2000 customer base to maximize technology investments.  With the acquisition of RGII Technologies, Inc., CHC has expanded its government practice to include the Federal government sector, a growing market, in addition to various other vertical markets it serves, such as healthcare, insurance and financial services. CHC’s wholly owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions.  For more information on Computer Horizons, please visit our Web site at www.computerhorizons.com.

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties.  It is possible that the assumptions made by management—including, but not limited to, those relating to contract awards, service offerings, market opportunities, results, performance expectations, expectations of cost savings, or proceeds from sale of certain operations—may not materialize.

Actual results may differ materially from those projected or implied in any forward-looking statements.  In addition to the above factors, other important factors include the risks associated with unforeseen technical difficulties, the ability to meet customer requirements, market acceptance of service offerings, changes in technology and standards, the ability to complete cost-reduction initiatives, the ability to execute the sale of certain operations or other initiatives, dependencies on key employees, customer satisfaction, availability of technical talent, dependencies on certain technologies, delays, market acceptance and competition, as well as other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications.

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